                                                                  EXHIBIT 2.9


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into August 21, 1996, to be effective from and after August 21, 1996 (the "Effective Date"), by and among NORTHSIDE FAMILY MEDICAL CLINIC PROFESSIONAL ASSOCIATION, a Texas professional association ("Northside"), J. W. CZEWSKI, D.O., an individual resident of Dallas, Texas ("Seller"), and DONALD F. ANGLE., M.D., P.A., a Texas professional association ("Purchaser").

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of the 1,000 outstanding shares of capital stock, $1.00 par value, of Northside ("Stock"); and

         WHEREAS, Purchaser and Seller desire to set forth certain representations, warranties, and covenants made by each to the other as a condition to the execution, delivery, and performance of this Agreement, and to set forth certain additional agreements relating to the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

         1. Purchase and Sale. On the terms and subject to the conditions set forth herein, Seller agrees to and does hereby sell, assign, transfer, and deliver to Purchaser, and Purchaser agrees to and does hereby purchase from Seller, all of the shares of Stock, free and clear of any liens, liabilities, security interests, claims, and encumbrances. The purchase and sale of the Stock is made in consideration for the Purchase Price (as hereinafter defined), payable as set forth in Section 3.

         2. Delivery of Stock and Conveyance Documents. Seller has taken all steps necessary to transfer all right, title, and interest in and to the Stock to Purchaser, free and clear of all liens, liabilities, security interests, claims, and encumbrances of any nature whatsoever. Seller has delivered to Purchaser (a) Certificates representing all of the Stock, duly endorsed for transfer or accompanied by duly executed stock powers, and (b) such other duly executed transfer and release documents which Purchaser has reasonably requested to evidence the sale and transfer of the Stock by Seller to Purchaser free and clear of any liens, liabilities, security interests, claims, and encumbrances of any nature whatsoever.

         3. Purchase Price. In exchange for the Stock, Purchaser shall pay to Seller the following consideration (in the aggregate, the "Purchase Price"):





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                 (a)      Cash in the total amount of $300,000, which has been
placed into escrow with Coleman & Powell, L.L.P. ("Escrow Agent") and which is being held and will be paid out pursuant to the terms of the Escrow Agreement in the form of Exhibit A attached hereto (the "Escrow Agreement"); and

                 (b) Promissory Note in the form of Exhibit B attached hereto (the "Note") in the amount of $200,000, payable in eighteen monthly installments.

         4.      Other Agreements.

                 (a) Building Lease. Purchaser and Seller hereby agree that as consideration in part for the transactions contemplated hereby Purchaser and Seller shall, as a condition to Closing, execute a lease in the form of Exhibit C attached hereto for certain real property located at 301 West Central Avenue, Fort Worth, Texas 76106 (the "Lease").

                 (b) Employment Agreements. Purchaser and Seller hereby agree that as consideration in part for the transactions contemplated hereby Purchaser and Seller shall, as a condition to Closing, execute or cause to be executed: (i) a Physician Employment Agreement in the form of Exhibit D attached hereto between Purchaser and Seller; and (ii) a Regional Medical Director Employment Agreement in the form of Exhibit E attached hereto between Seller and Purchaser.

         5. Transfer Taxes. Seller hereby agrees to pay and discharge, and to indemnify and hold Purchaser harmless from and against any liability, obligation, claim, assessment, or deficiency for any and all sales, use, transfer, or other similar taxes (and any and all interest, penalties, additions to tax and fines thereon or related thereto) resulting or arising from or incurred in connection with the consummation of the transactions contemplated by this Agreement.

         6. Closing. The transactions contemplated hereby will be consummated at a Closing (herein so called) to be held on the date of execution of this Agreement, at such time and place as the parties agree. The date on which Closing occurs is referred to herein as the "Closing Date." At Closing, each party to this Agreement shall perform any and all acts and execute and deliver any and all documents and instruments that may be reasonably necessary to carry out the provisions of this Agreement. In particular, and without limiting the generality of the foregoing, at Closing the parties shall execute and deliver, or cause to be executed and delivered, in addition to this Agreement, the following:





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                 (a)      the Note;

                 (b) the Stock certificates and conveyance documents contemplated by Section 2;

                 (c)      the Lease;

                 (d)      the Physician Employment Agreement for Seller; and

                 (e) the Regional Medical Director Employment Agreement for Seller.

Subject to the terms and conditions herein contained, the consummation of the transactions referred to above shall be effective as of 12:03 a.m. on August 21, 1996.

         7. Representations and Warranties of Northside and Seller. Northside and Seller hereby jointly and severally represent and warrant to Purchaser as follows:

                 (a) Status; Authority; Enforceability. Northside is a professional association duly organized, validly existing, and in good standing under the laws of the State of Texas. Northside has all necessary power and authority under applicable law and its Articles of Association and Bylaws to execute, deliver, and perform this Agreement and to own or lease its properties and to carry on its business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and shareholders of Northside, and no other corporate proceedings on the part of Northside are necessary for Northside to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid, and binding obligation of Northside, enforceable against Northside in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, or creditors' rights or by the availability of injunctive relief, specific performance, and other equitable remedies).

                 (b) Stock. The authorized capital stock of Northside consists of _____________________ shares, $1.00 par value, of which 1,000
shares are issued and outstanding.   All such issued and outstanding Stock is
duly authorized, validly issued, and nonassessable. All of the Stock is owned of record and beneficially by Seller. None of the Stock was issued or will be transferred under this Agreement in violation of any preemptive, preferential, or other rights of any Person (as defined in Section 7(r) hereof).





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                 (c)      Stock Rights.  Seller is the true and lawful owner,
of record and beneficially, of the Stock; none of the Stock is subject to any outstanding options, warrants, calls, or similar rights of any other person to acquire the same; none of the Stock is subject to any restrictions on transfer thereof; and Seller has the full power and authority to convey, and will convey to Purchaser at Closing, good and marketable title to the Stock, free and clear of any liens, liabilities, security interests, claims, or encumbrances.

                 (d) No Consents Required. There is no requirement applicable to Northside or Seller to make any filing with, or to give any notice to or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority as a condition to the lawful consummation by Northside and Seller of the transactions contemplated by this Agreement (except as may be contemplated by the last sentence of Section 7(h)).

                 (e) Corporate Minutes. Northside has delivered to Purchaser complete and accurate copies of the minutes of all its directors and shareholders meetings, and all actions by written consent of the directors and shareholders, of Northside since its inception (collectively, the "Minutes"). The Minutes represent all association actions taken by Northside.

                 (f)      Taxes.  With respect to Taxes (as defined below):

                          (1) All returns and reports of, or relating to, any foreign, federal, state, or local Tax that are required to be filed for, by, or on behalf of, or with respect to, Northside or Seller, including, but not limited to, those relating to the income, business, operations, or assets of Northside or Seller, have been timely filed with the appropriate foreign, federal, state, and local authorities, have been properly and accurately compiled and completed, and reflect all Tax liabilities of Northside and Seller for the periods covered thereby; and

                          (2) All Taxes due and payable by Seller and Northside as of the Closing Date have been paid, and Seller and Northside have no unpaid liability for Taxes of any nature whatsoever.

                          (3) For purposes of this Agreement, "Taxes" (collectively) or "Tax" (singly) shall mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, net





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         worth, environmental, occupance, or property taxes, custom duties, fees, assessments, or charges of any kind whatsoever (together with any interest and any penalties, additions to tax, or additional amounts) imposed by any taxing authority (domestic or foreign) upon, or payable by, Northside or Seller.

                 (g) Financial Statements; Liabilities. All financial statements provided by Northside to Purchaser are complete and accurate in all respects, having been prepared in accordance with the income tax method of accounting applied on a consistent basis throughout the periods indicated, and present fairly and accurately the financial condition and results of operations of Northside and the Practice (as defined below in this subsection) as of the date and for the periods indicated thereon. There are no liabilities, debts, or obligations of Northside whatsoever, accrued, fixed, contingent, or otherwise (known or unknown and asserted or unasserted), existing on the date hereof (collectively, the "Liabilities" and singly, a "Liability"), except for those Liabilities set forth in Schedule 7(g). Except as set forth in Schedule 7(g), Northside is not liable upon or with respect to, or obligated in any other way to provide funds in respect of, or to guarantee or assume in any manner, any Liability of any Person. Neither Seller nor Northside knows of any basis for the assertion of any Liability of any nature or in any amount against Northside other than those set forth in Schedule 7(g). The aggregate amount of Liabilities of Northside does not exceed $40,000 (including any future payments
due on any Liability).   Since August 1,1996 there has not been any material
adverse change in the condition (financial or otherwise) of the private practice of medicine conducted by Northside and Seller (the "Practice") or in the assets and liabilities of Northside, and Northside has paid the debts of the Practice in the usual and ordinary course of business since such date, nor has there been any other occurrence, event, or condition that has adversely affected, or can reasonably be expected to affect adversely, the ability of Northside to conduct his professional practice as currently conducted.

                 (h) Consents. Schedule 7(h) to this Agreement sets forth a true and complete list of all of the contracts, agreements, leases, licenses, plans, arrangements, or commitments, written or oral, and otherwise as are necessary or helpful to the Practice (including all amendments, supplements, and modifications thereto) to which Seller or Northside is a party or is otherwise bound (the "Contracts"). All of the Contracts are valid, binding, and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof (whether declared or undeclared) by Seller or Northside, or by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a





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default by Seller or Northside, or, to the best knowledge of Seller or
Northside by any other party to the Contracts. True, correct, and complete copies of all the Contracts as currently in force have been delivered by Seller or Northside to Purchaser. Except as provided in Schedule 7(h), all of the Contracts may be assigned to Purchaser without the approval or consent of any Person, or, if such approval or consent is required, it has been obtained by Seller or Northside and delivered to Purchaser at or prior to the Closing.

                 (i) Employees. Schedule 7(i) to this Agreement sets forth a true and complete list of the names of, job titles, hire dates, and current compensation paid by Northside to each employee of Northside [in connection with the Practice]. Other than wage increases in the ordinary course of business, since August 1, 1996 Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Northside [used in connection with the Practice].

                 (j) Employee Benefits. Set forth in Schedule 7(j) is a true, complete, and correct list of all employee benefit plans as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, and any other severance, termination, change of control, stock based, or group insurance plan which Northside currently maintains, or has ever maintained, with respect to any of its current or former employees (collectively the "Plans"). Each of the Plans is being, and has been, maintained, operated, and administered in all material respects in accordance with its respective terms and all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and no material liability or obligation has been incurred (and is unsatisfied) or is expected to be incurred by Northside (either directly or indirectly, including as a result of an indemnification obligation) under, or pursuant to, any applicable law, including titles I and IV of ERISA and the penalty, excise tax, or joint and several liability provisions of the
Code relating to employee benefit plans.   Each Plan intended to be qualified
under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service ("IRS") as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code and all amendments necessary to maintain the qualification of such Plans have been made within the time allowed by the Code and ERISA and, to the knowledge of Northside and Seller, no event has occurred or condition exists which could adversely affect such determination. With respect to each Plan which is an "employee welfare benefit plan," as defined in section 3(1) of ERISA, (i) no such plan is unfunded or funded through a "welfare benefit fund," as defined in section 419 of the Code, (ii)





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each such plan which is a "group health plan,"  as defined in section
5000(b)(1) of the Code, is in compliance in all material respects with the applicable requirements of section 4980B of the Code, (iii) no such plan provides retiree medical benefits to former employees of Northside or any related entity, and (iv) there are no unpaid or overdue insurance premiums required to be paid with respect to such plan. There are no actions, suits, or claims, other than routine claims for benefits, pending or, to the knowledge of Northside or Seller, threatened with respect to any of the Plans or against any trustee, fiduciary, or administrator of the Plans. There are no investigations or audits of any Plan by any governmental authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of Northside that have not been fully discharged, and no Plan has been submitted to the IRS under the voluntary compliance resolution or closing agreement programs.

                 (k) Employment Laws. Northside and Seller are in compliance in all material respects with all applicable laws relating to employment and employment practices, including, without limitation, wages, workplace safety, equal employment opportunity, and nondiscrimination ("Employment Laws"). Neither Northside nor Seller has received any notice of noncompliance or violation of any Employment Law that is pending or unresolved; no action is pending, or to the best knowledge of Northside and Seller, threatened before the National Labor Relations Board, the Equal Opportunity Commission, the U.S. Department of Labor, or any other foreign, federal, state, or local governmental authority or court relating to employment matters or any Employment Law; and there is no pending or, to the best knowledge of Northside and Seller, threatened arbitration, suit, litigation, or proceeding, against Northside, Seller, or any current or former director, shareholder, officer, or supervisory employee of Northside, alleging wrongful termination, racial, religious, sexual, or age discrimination, improper post-termination conduct, or breach of contract or covenant of employment.

                 (l) Environmental Laws. Northside and the Practice are in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes, but is not limited to, the possession by Northside or Seller of all material permits and other governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof. For purposes of this Agreement, "Environmental Laws" means all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases, or threatened releases





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of, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of, chemicals, pollutants, contaminants, wastes, toxic substances, petroleum products, or any other substance that is otherwise a danger to health, reproduction, or the environment.

                 (m) Assets and Properties. Northside owns or has the sole right to use (pursuant to a valid lease or license disclosed on Schedule 7(m)) all operating assets and properties necessary for Seller and Northside to carry on the Practice in the manner presently conducted by Seller and Northside (collectively, the "Assets"). Seller has good and marketable title to all the Assets, and title to the Assets is free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions, and other encumbrances of any nature whatsoever. The equipment and other tangible properties included within the Assets and the tangible property leased by Seller under leases included in the Assets are in good operating condition and repair, normal wear and tear excepted (except as identified to Purchaser by Seller in writing on Schedule 7(m)), and are capable of being used for their intended purpose in the Practice as now conducted. The Assets include all existing warranties and service contracts with respect to any of the Assets to the extent the same are capable of being assigned to Purchaser. All equipment and other tangible properties included within the Assets and the tangible property leased by Seller under leases included within the Assets, and, to the best knowledge of Seller and Northside, the present use of all such items, conforms to all applicable Governmental Requirements (as defined herein), and no notice of any violation of any such Governmental Requirements relating to such Assets or their use has been received by Seller. Northside does not own any real property.

                 (n) No Material Changes. Except as set forth in Schedule 7(n), since August 1, 1996, Seller has not caused Northside to do any of the following, and Northside has not:

                          (1) sold, leased, optioned, or transferred any material portion of the assets of Northside or the Practice;

                          (2) suffered any material loss, or material interruption in use, of any material asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike, or other hazard or act of God;

                          (3) made any material change in the conduct or nature of its business or operations;

                          (4) waived any material rights arising out of the conduct of, or with respect to, its business or operations;





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                          (5)     made or committed to make any capital
         expenditure in an amount in excess of $5,000;

                          (6) declared or paid any dividend or other distributions with respect to its capital shares or redeemed, repurchased, or otherwise acquired any of its own capital shares;

                          (7) made any material increase in the rate or terms of compensation payable by Northside to, or any increase in the rate or terms of, any Plan or other bonus, insurance, pension, or employee benefit plan on behalf of any director, officer, or key employee of Northside;

                          (8) made any change in accounting methods, principles, or practices, except as required by generally accepted accounting principles;

                          (9) suffered any creation, occurrence, or assumption of any material indebtedness for money borrowed other than in the form of accounts payable for goods and services in the ordinary course of business;

                          (10) assumed, guaranteed, or incurred any liability for the obligations of any other person or suffered the subjecting of any property or assets of Northside to mortgage, lien, pledge, or other encumbrance other than purchase money security interests or liens for taxes yet due and payable in the ordinary course of business;

                          (11) without limitation by the enumeration of any of the foregoing, entered into any material transaction (including borrowing, leasing, or capital financing or any lease of real property) other than in the ordinary course of business;

                          (12) incurred any material liabilities other than in the ordinary course of business;

                          (13) suffered or been threatened with any adverse change which has had or could have a material adverse effect on Northside or the Practice; or

                          (14)     agreed to do any of the foregoing.

                 (o) Compliance with Laws Generally. Without limiting the provisions of Sections 7(k) and 7(l), Northside and Seller are in compliance in all material respects with each Governmental Requirement. As used herein, "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common





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law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, procedures, decrees, decisions, or similar items or pronouncements, promulgated, issued, passed, or enacted by any Governmental Authority (which shall mean any and all federal, Texas, or local governments, governmental institutions, public authorities, and other governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations, and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted and/or existing). "Governmental Requirement" specifically includes applicable provisions of the federal Social Security Act (including the federal Medicare and Medicaid Anti-Fraud and Abuse Amendments [42 U.S.C. Section 1320a-7, 7a, and 7b] and the federal Physician Anti-Self Referral Law [42 U.S.C. Section 1395nn], the ("Stark Bill")), the Texas Medical Practice Act (Article 4495b of the Texas Revised Civil Statutes), and the Texas Illegal Remuneration Law (Texas Health and Safety Code Section 161.091), which are sometimes collectively referred to herein as "Health Laws").

                 (p) Nature of Practice. Seller conducts the Practice as an employee of Northside.

                 (q) Licensure. Seller is duly authorized, qualified, and appropriately licensed under all applicable Governmental Requirements to practice medicine at the location and in the manner as now conducted.

                 (r)      Competing Interests and Financial Relationships.

                          (1) Competing Interests. Neither Seller nor any Associate (defined below) of Seller: (a) owns, directly or indirectly, any equity interest in, or is a director, officer or employee of, or consultant to, any entity which is a competitor, supplier or customer of Seller, or a competitor, supplier or customer of Purchaser or an Affiliate of Purchaser (excepting, in all cases, for ownership, if any, of less than or equal to five percent (5%) by value of the outstanding capital stock of any corporation the capital stock of which is traded on a nationally recognized securities exchange); or (b) owns, directly or indirectly, in whole or in part, any property, asset, or right which is associated with the Assets or the Practice or which Seller is presently operating or using in connection with, or the use of which is necessary for or material to, the Practice. For purposes of this Agreement, the term "Associate" shall mean: (i) with respect to an individual: (1) the spouse, parents or children of the individual and his/her spouse, (2) any trust in which the





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         individual or any person described in clause (1) above has an interest or any trustee of such a trust, and (3) any Affiliate of the individual; (ii) with respect to a Person other than an individual, any Person that is an Affiliate of such Person, and any director or officer of such Person and any Associate of any director or officer; the term "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, as interpreted under Rule 405 of Regulation C of the Securities Act of 1933; and "Person" means an individual or a corporation, limited liability company, partnership, trust, estate, unincorporated organization, association, or other entity.

                          (2) Financial Relationships. Neither Seller nor any immediate family member of Seller has a "financial relationship" with any entity providing "designated health services," as such terms are used in the Stark Bill.

                 (s) Effect of Agreement. The execution, delivery, and performance of this Agreement by Seller and Northside and the consummation by Seller and Northside of the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, constitute a default under, accelerate the performance of any obligation required under, or give any right of termination or cancellation under any mortgage, note, deed of trust, contract, agreement, lease, license, or other instrument or obligation (including the Contracts) to which Seller or Northside is now a party or by which Seller or Northside may be bound or affected; or (ii) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by Seller or Northside or to exercise any right under any agreement). Neither Seller nor Northside is aware (but by so affirming is not making a guarantee of any continuing relationships) of any reason why the business relationships of patients or contracted third party payors of the Practice will be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                 (t) Intellectual Property. The Practice as now conducted by Seller does not require the use of or consist of any rights under any patents, inventions, trademarks, trade names, brand names, or copyrights. Seller has not transferred, encumbered, or licensed to any Person any rights to own or use any portion of any intellectual property relating to the Practice.

                 (u)      Suits, Actions, and Claims.  Except as set forth in
Schedule 7(u) to this Agreement, there are no suits, actions, claims (including workers compensation claims), inquiries, or





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
investigations by any Person, or any legal, administrative, or arbitration proceedings in which Seller or Northside is engaged or which are pending or threatened against or affecting Seller, Northside, or its employees, or to which Seller, Northside, or any of its employees is or might become a party, or which question the validity or legality of the transactions contemplated hereby. Without limiting the foregoing, there is to the best knowledge of Seller and Northside no present or potential claim against Seller, Northside, or its employees related to the Practice.

                 (v) Insurance Policies. Schedule 7(v) to this Agreement contains a list of all insurance policies (specifying the insurer, the amount of coverage, the type of insurance, and the policy number) maintained by Seller or Northside related to the Practice. There are no special circumstances with respect to such policies or the Practice that lead to any liability under such insurance policies being avoided by the insurers issuing such policies or, to the best knowledge of Seller and Northside, the premiums thereunder being increased. All professional liability policies are [OCCURRENCE BASED] policies, and all insurance policies are in full force and effect, with all premiums due thereon to date fully paid.

                 (w) Licenses and Permits, Compliance with Governmental Requirements. Except for individual medical professional licenses, Schedule 7(w) to this Agreement sets forth a true and complete list of all licenses and permits necessary for the conduct of the Practice. Northside has all such licenses and permits validly issued and all such licenses and permits are in full force and effect. True and correct copies of all such licenses and permits have been delivered to Purchaser prior to Closing. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the best knowledge of Seller and Northside, threatened seeking the revocation or limitation of any of such licenses or permits. All such licenses and permits that are subject to transfer are included in the Assets.

                 (x) Accounts Receivable. All notes and accounts receivable of Northside and the Practice that are reflected on the Financial Statements or that have arisen since the date thereof ("Accounts Receivable") have arisen in the ordinary course of business. Schedule 7(x) sets forth a true, correct, and complete aging of the Accounts Receivable of Seller and Northside as of the most recent practicable date.

                 (y) Records. The books, records (including patient medical records), and other such items kept by Seller and Northside with respect to its assets and the Practice have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement and by generally accepted community





Stock Purchase Agreement                                               Page -12-
and professional standards, and such books and records are true, accurate, and complete.

                 (z) Deposits. Seller does not now hold any deposits or prepayments by third parties with respect to any of the assets of the Practice which are not reflected as liabilities in the financial statements.

                 (aa) Telephone Numbers. All telephone and facsimile numbers used by Seller and Northside in connection with the Practice are valid and in good working order, and may be transferred to Purchaser.

                 (ab) Workmen's Compensation Data. All data set forth in the most recent workmen's compensation report of Northside has been provided to Purchaser and is true, correct, and complete as of the date thereof.

                 (ac) No Untrue Statements. The statements, representations, and warranties of Seller and Northside set forth in this Agreement and the Schedules hereto and in all other documents and information furnished to Purchaser and its representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations, and warranties made not misleading.

                 (ad) Survival. The representations and warranties set forth in this Section 7 shall survive the consummation of the transactions contemplated in this Agreement.

         8. Representations and Warranties of Purchaser. Purchaser represents and warrants to Northside and Seller as follows:

                 (a) Purchaser is a professional association duly organized, validly existing, and in good standing under the laws of the State of Texas.

                 (b) Purchaser has all necessary power and authority under applicable law and its Articles of Association and Bylaws to own or lease its properties and to carry on its business as presently conducted.

         9. Covenants of Seller. Seller hereby covenants and agrees as follows:

                 (a) Seller agrees to keep in effect his current professional liability insurance policy with National Union Fire Insurance a copy of which is set forth in Schedule 10(c) attached hereto. The parties acknowledge that the professional liability





Stock Purchase Agreement                                               Page -13-
insurance policy set forth on Schedule 10(c) is being assumed by Purchaser contemporaneously with the execution and delivery of this Agreement. Purchaser agrees that in the event it determines after the date hereof that a new professional liability insurance policy is appropriate for the Purchaser's protection, Seller will be responsible for securing any necessary tail coverage.

                 (b) As a condition to Closing, Seller shall have delivered to Purchaser an assignment of contract rights in form and substance satisfactory to Purchaser, assigning to Purchaser all rights of Northside, Seller, and any other physicians employed by Northside, as applicable, under managed care contracts and each managed care company shall have consented to such assignment, all as and to the extent required (if at all) under such managed care contracts.

         10.     Indemnity.

                 (a) By Seller. Seller shall, and hereby does, indemnify and hold harmless Purchaser, its Affiliates (as defined in Section 7(r)) and officers, trustees, directors, shareholders, employees, agents, representatives, and consultants (collectively, the "Purchaser Indemnitees") at all times from and after the date of this Agreement, from and against any and all penalties, demands, damages, punitive damages, losses (excluding lost profits), liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, recovery, repayment or refund of amounts received with respect to any claim for payment under the Medicare, CHAMPUS or Medicaid programs (including without limitation interest and penalties thereon), remediation costs, and expenses (including, without limitation, reasonable attorneys' fees) (collectively "Damages") of or to any of the Purchaser Indemnitees, which may now or in the future be paid, incurred, or suffered by or asserted by any Person against any of the Purchaser Indemnitees resulting or arising from or incurred in connection with any one or more of the following:

                          (1) any liability or claim for liability related to any lawsuit (whether in contract, in tort, or otherwise, and whether or not successful) or threatened lawsuit or claim involving Seller, the Stock, the assets of Northside, or the Practice including, but not limited to, any liability or claim for liability that arises in connection with any fraud, intentional misconduct, or professional negligence, based on any act, omission, event, or occurrence occurring or alleged to have occurred on or prior to the Closing Date;

                          (2) any liability or claim for liability (whether in contract, in tort, or otherwise, and whether or not successful) related to any liens, obligations, or encumbrances





Stock Purchase Agreement                                               Page -14-
         of any nature whatsoever impressed against or in any way related to the Stock, the assets of Northside, or the Practice;

                          (3) any liability or claim for liability (whether in contract, in tort, or otherwise, and whether or not successful) related to Taxes of Seller or Northside;

                          (4) any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Seller or Northside under this Agreement, or any misrepresentation in or omission from any list, Schedule, certificate, or other instrument furnished or to be furnished to Purchaser by Seller or Northside pursuant to the terms of this Agreement; and

                          (5) any liability or claim for liability under any Plan offered by Seller, including any liability or claim for liability resulting from Seller's failure to continue such Plans.

                 (b) By Purchaser. Purchaser shall, and hereby does, indemnify and hold harmless Seller, and his personal representatives, heirs, and successors (collectively, the "Seller Indemnitees") at all times from and after the date of this Agreement, from and against any and all Damages which may now or in the future be paid, incurred, or suffered by, or asserted by any Person against any of the Seller Indemnitees resulting or arising from or incurred in connection with any one or more of the following:

                          (1) any liability or claim for liability (whether in contract, in tort, or otherwise and whether or not successful) related in any way to the operation of the Practice to the extent such liability arises in connection with any action, omission, or event (other than actions or omissions of Seller) occurring after the Closing Date; and

                          (2) any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement, or any misrepresentation in or omission from any list, Schedule, certificate, or other instrument furnished or to be furnished to Seller by Purchaser pursuant to the terms of this Agreement.

         Notwithstanding anything herein to the contrary, Purchaser shall not indemnify any of the Seller Indemnitees for any Tax liability, legal fees, or other Damages incurred by the Seller Indemnitees as a result of a challenge of the Tax effects or





Stock Purchase Agreement                                               Page -15-
consequences of this Agreement or any of the transactions contemplated herein.

         11. Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments, certificates, and other documents and take such other action as any other party hereto may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.

         12. Assignment of Contracts. Notwithstanding any other provision of this Agreement (except Section 9(b)), nothing in this Agreement or any related document shall be construed as an attempt to assign (i) any Contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given, or (ii) any contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Northside or the Practice would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such contracts may be realized for the benefit of Purchaser, Seller, at the request and under the direction of Purchaser, shall take all such reasonable action and do or cause to be done all such reasonable things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Northside or the Practice under such contracts may be performed in such manner that the value of such contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the moneys due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim. Seller shall promptly pay over to Purchaser all moneys collected by or paid to it in respect of every such contract, claim or demand. Nothing in this Section 14 shall relieve Seller of the obligation to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser, nor relieve Seller from any liability to Purchaser for failure to obtain such consents.

         13.     Miscellaneous.

                 (a) Entire Agreement. This Agreement and the other agreements expressly contemplated herein supersede any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contain all of the covenants, agreements, representations, and warranties between the parties with respect thereto.

                 (b) Modification and Waiver. No change or modification of this Agreement shall be valid or binding upon the parties hereto





Stock Purchase Agreement                                               Page -16-
unless such change or modification shall be in writing and signed by all the parties hereto. No waiver of any term or condition of this Agreement shall be enforceable unless it shall be in writing signed by the party against which or whom it is sought to charged. The waiver by either party of a breach of any provision of this Agreement by any other shall not operate or be construed as a waiver of any subsequent breach by such other party.

                 (c) Governing Law. The laws of the State of Texas shall govern the validity or enforceability and the interpretation or construction of all provisions of this Agreement and all issues hereunder.

                 (d) Agreement Subject to State and Federal Law. The parties recognize that this Agreement at all times is subject to applicable state, local and federal law, including but not limited to the Health Laws.
The parties further recognize that this Agreement shall be subject to amendments of such laws and regulations and to new legislation. Any provisions of law that invalidate, or otherwise are inconsistent with the terms of this Agreement, or that would cause any of the parties to be in violation of any of such laws, shall be deemed to have superseded the terms of this Agreement; provided however, that the parties shall exercise their best efforts to accommodate the terms and intent of this Agreement to the greatest extent possible consistent with the requirements of applicable laws and regulations.

                 (e) Corporate Practice of Medicine. Nothing contained herein is intended to (a) constitute the use of a medical license for the practice of medicine by anyone other than a licensed physician; (b) aid any corporation to practice medicine when in fact such corporation is not authorized to practice medicine; or (c) constitute any other arrangement in violation of the Texas Medical Practice Act (Tex. Rev. Civ. Stat. Ann. art. 4495b).

                 (f) Fraud and Abuse Law and Texas Health & Safety Code. The parties enter into this Agreement with the intent of conducting their relationship in full compliance with applicable state, local and federal law, including the Health Laws. Notwithstanding any unanticipated effect of any of the provisions herein, no party to this Agreement will intentionally conduct itself under the terms of this Agreement in a manner to constitute a violation of the Health Laws.

                 (g) Referral Policy. Nothing contained in this Agreement shall require (directly or indirectly, explicitly or implicitly) either party to refer or direct any patients to the other party or its or his Affiliates as a precondition to receiving the benefits set forth herein or in establishing the valuation of the Practice.





Stock Purchase Agreement                                               Page -17-

                 (h) Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

                 (i) Language; Captions; References. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular, and words denoting gender shall include the masculine, feminine, and neuter. Section headings in this Agreement are for convenience of reference only and shall not be considered in construing or interpreting this Agreement. "Hereof," "hereto," "herein," and words of similar import used in this Agreement shall be deemed references to this Agreement as a whole, and not to any particular Section, paragraph, or other provision of this Agreement unless the context specifically indicates to the contrary. Any reference to a particular "Section" shall be construed as referring to the indicated Section of this Agreement unless the context indicates to the contrary. Whenever the term "including" is used herein, it shall mean including without limitation.

                 (j) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. Faxed signatures to this Agreement will be binding and enforceable without the requirement that the manually executed signature page be delivered.

                 (k) Costs. The parties hereto shall pay all of their own expenses relating to the negotiation, documentation, and closing of the transactions contemplated by this Agreement, including (without limitation) the fees and expenses of their respective counsel, accountants, and financial advisors. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which the prevailing party may be entitled.





Stock Purchase Agreement                                               Page -18-

                 (l) Assignment. Neither party may assign this Agreement without the prior, express, and written consent of the other party hereto, which consent may be withheld in such other party's sole discretion.

                 (m) Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective personal representatives, heirs, successors, and permitted assigns.

                 (n) No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any right enforceable by any person not a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.



                                        /s/ J. W. Czewski, D.O.
                                        ----------------------------------------
                                        J. W. CZEWSKI, D.O.


                                        NORTHSIDE FAMILY MEDICAL CLINIC
                                        PROFESSIONAL ASSOCIATION
                                        a Texas professional association


                                        By:  /s/ J.W. Czewski, D.O.
                                           -------------------------------------
                                             J. W. Czewski, D.O.,
                                             President


                                        DONALD F. ANGLE, M.D., P.A.
                                        a Texas professional association


                                        By:  /s/ Donald F. Angle, M.D.
                                           -------------------------------------
                                             Donald F. Angle, President





Stock Purchase Agreement                                               Page -19-

                                PROMISSORY NOTE

$200,000.00                      Dallas, Texas                   August 21, 1996

         FOR VALUE RECEIVED, the undersigned, DONALD F. ANGLE, M.D., P.A., a Texas professional association ("Maker"), promises to pay to the order of J. W. CZEWSKI, D.O. ("Payee"), at such place as the holder hereof may designate from time to time, in lawful money of the United States of America, the principal sum of Two Hundred Thousand Dollars ($200,000.00) plus interest as set forth below.

         Interest on the principal amount of this Note remaining unpaid from time to time shall accrue at a per annum rate equal to nine and one-half percent (9.5%).

         The interest on, and principal of, this Note shall be due and payable in eighteen (18) equal monthly installments of principal and interest in the amount of Eleven Thousand Nine Hundred Sixty Five Dollars and Forty Five Cents ($11,905.45) each, plus accrued interest, beginning September 15, 1996, and continuing on the fifteenth (15th) day of each month thereafter.

         Upon the occurrence of any Event of Default (as hereinafter defined), then the holder of this Note may either (i) declare the entire unpaid balance of the principal on this Note, together with accrued and unpaid interest thereon and all other sums due from Maker hereunder, to be immediately due and payable, without notice, notice hereby being expressly waived, and/or pursue any and all other rights and remedies under this Note or any agreement securing this Note, or at law or in equity, or (ii) pursue any and all remedies under that certain Rescission Agreement by and among Maker, Payee, and Northside Family Medical Clinic Professional Association, a Texas professional association. Each of the following shall constitute an "Event of Default" (as that term is used herein):

                 a. Failure of Maker to timely pay any installment of principal or interest, or any other amount due, under this Note or any agreement securing this Note, and such default shall continue for a period of ten (10) calendar days after the giving of notice by the holder hereof to Maker of such event;

                 b. Failure of Maker to promptly and timely perform any of the terms, agreements, or covenants contained in this Note or in any agreement securing this Note, other than those relating to the obligation of Maker to pay money to the holder hereof, and such default shall continue for a period of thirty (30) calendar days after the giving of notice by the holder hereof to Maker of such event;

                 c.       Dissolution or liquidation of Maker; or





Promissory Note                                                         Page -1-

                 d. Maker (i) makes a general assignment for the benefit of creditors; (ii) is declared insolvent in any state insolvency proceeding; (iii) becomes the subject of an order for relief under Chapter 7 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et. seq., or successor statute (the "Bankruptcy Code"); (iv) becomes a voluntary debtor in a case under Chapter 11 of the Bankruptcy Code and fails to achieve confirmation of a plan of reorganization within one hundred eighty (180) days; (v) becomes an involuntary debtor in a case under either Chapter 7 or 11 of the Bankruptcy Code and fails to achieve a dismissal of the case within ninety (90) days, or, with respect to a Chapter 11 case in which an order for relief is entered prior to the expiration of ninety (90) days, fails to achieve confirmation of a plan of reorganization within one hundred eighty
         (180) days of the commencement of the involuntary case; or (vi) consents to or is subjected to the appointment of a trustee, receiver, or liquidator with respect to all or substantially all of Maker's properties, and, where such appointment was contested by Maker, there has been a failure to vacate such appointment within ninety (90) days of appointment.

         The indebtedness evidenced hereby may be prepaid in whole or in part at any time prior to maturity without premium or penalty. Any optional prepayment shall be applied first to accrued but unpaid interest hereon, with the remainder of such prepayment being applied to the reduction of principal.

         All agreements between Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance, or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment or performance of any covenant or obligation contained herein or document or instrument evidencing, securing, or pertaining to this Note, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any other document or instrument described herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder hereof shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of Maker to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to





Promissory Note                                                         Page -2-

Maker. All sums paid, or agreed to be paid, by Maker for the use, forbearance, or detention of the indebtedness of Maker to the holder of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Maker and the holder hereof.

         The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby.

         This Note and all the covenants, promises, and agreements contained herein shall be binding upon and inure to the benefit of the respective legal and personal representatives, devisees, heirs, successors, and assigns of Maker and the holder hereof.

         Maker represents and warrants to the holder of this Note that the loan evidenced hereby is a "contract under which credit is extended for business, commercial investment, or other similar purpose," and is not a loan for "personal, family, household, or agricultural use," within the meaning of applicable Texas statutes.

         As used in this Note, the word "holder" shall mean the Payee(s) or other endorsee(s) of this Note who is in possession of it, or the bearer(s) of said Note, if this Note is at the time payable to the bearer(s).

         THIS NOTE IS EXECUTED AND DELIVERED IN TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND VENUE IN ANY LITIGATION PURSUANT TO THIS NOTE SHALL BE IN DALLAS COUNTY, TEXAS.

         EXECUTED as of the day and year first above written.

                                        MAKER:

                                        DONALD F. ANGLE, M.D., P.A.,
                                        a Texas professional association



                                        By:
                                             ----------------------------
                                        Name:
                                               --------------------------
                                        Title:
                                                -------------------------





Promissory Note                                                         Page -3-

         To induce Payee to accept this Note, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby unconditionally guarantees to Payee that the principal of, and interest on, and fees and expenses provided in (including, without limitation, attorneys' fees), this Note will be promptly paid when due in accordance with its terms.

                                        THE COMPANY DOCTOR,
                                        a Delaware corporation



                                        By:
                                             ----------------------------
                                        Name:
                                               --------------------------
                                        Title:
                                                -------------------------





Promissory Note                                                         Page -4-

                         PLEDGE AND SECURITY AGREEMENT

         This Pledge and Security Agreement (this "Agreement") is made and entered into effective August 21, 1996, by and between DONALD F. ANGLE, M.D., P.A. ("Debtor") and J. W. CZEWSKI, D.O., an individual resident of Texas ("Secured Party").

         WHEREAS, Debtor is indebted to Secured Party for Two Hundred Thousand Dollars ($200,000.00) pursuant to that certain Promissory Note executed by Debtor and payable to Secured Party, with an effective date of August 21, 1996 (the "Note"), a copy of which is attached as Exhibit A; and

         WHEREAS, it is a condition to acceptance by Secured Party of the Note that Debtor, as the holder of all the capital stock of Northside Family Medical Clinic Professional Association, a Texas professional association ("Northside"), grant a security interest in and pledge as security for its obligations under the Note, and all other agreements and instruments relating to the indebtedness evidenced thereby (excluding that certain Rescission Agreement by and among Debtor, Secured Party, and Northside (such inclusive instruments and agreements, together with this Agreement, are referred to herein collectively as the "Loan Documents") all of Debtor's capital stock of Northside, all as more particularly described herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Defined Terms. Unless otherwise defined herein, the following terms shall have the following meanings:

                 "Event of Default" means the failure, refusal, or neglect of Debtor to perform or comply with any of its covenants, obligations, or agreements hereunder, or the occurrence of a default or an Event of Default under and as defined in any of the Loan Documents.

                 "Lien" means with respect to any asset, mortgage, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, including (without limitation) the rights of a lessor under any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with generally accepted accounting principles (in this definition, a "Capital Lease") to the asset which is the subject of such Capital Lease. For purposes of this Agreement, a person or entity shall be deemed to own subject to a Lien any asset which it





Pledge and Security Agreement                                           Page -1-
         has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                 "Maximum Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the loan evidenced by the Loan Documents at such time to exceed the maximum amount which Secured Party would be allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Documents.

                 "Obligations" means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, of Debtor to Secured Party arising pursuant to the Loan Documents or otherwise, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

                 "Pledged Shares" means (a) all of the issued and outstanding shares of capital stock of Northside now owned or hereafter acquired by Debtor and all warrants, options, convertible securities, or other rights to acquire shares of capital stock of Northside now owned or hereafter acquired by Debtor, including, without limitation the shares, options, warrants, and other rights described on Schedule 1 hereto; (b) any and all proceeds or other sums arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the shares, warrants, options, convertible securities, and other rights described in clause (a) preceding; and (c) all cash, securities, dividends, and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the shares described in clause (a) preceding and any other property substituted or exchanged therefor. Debtor and Secured Party agree that the Pledged Shares constitute Investment Property, as that term is defined in the UCC.

                 "Proceeds" means all "proceeds" as such term is defined in
         Section 9.306(a) of the UCC.

                 "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas.





Pledge and Security Agreement                                           Page -2-

         2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Debtor hereby assigns, mortgages, pledges, and hypothecates to Secured Party, and hereby grants to Secured Party a continuing first and prior lien and security interest in all of the following property wherever located and now owned or at any time hereafter acquired by Debtor or in which Debtor now has or at any time in the future may acquire any right, title, or interest (collectively, the "Collateral"), subject to no prior Liens:

                 (1)      all Pledged Shares; and

                 (2) to the extent not otherwise included, all Proceeds and products of any and all of the Pledged Shares.

         3. Representations and Warranties. Debtor hereby represents and warrants that:

                 (a) Chief Executive Office. Debtor's chief executive office is located at 5215 N. O'Connor Blvd, Suite 1800, Irving, Texas 75039.

                 (b) Power and Authority; Authorization. Debtor has the association power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Liens and security interests in the Collateral pursuant to this Agreement and has taken all necessary association action to authorize its execution, delivery, and performance of, and grant of the Liens and security interests in the Collateral pursuant to, this Agreement.

         4. Covenants. Debtor covenants and agrees with Secured Party that, from and after the date of this Agreement until the Obligations are paid in full:

                 (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver such further assignments, certificates, supplemental writings, instruments, and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens and security interests evidenced hereby. Debtor also hereby authorize Secured Party to file any such financing or continuation statement without the signature of Debtor to the extent permitted by applicable law. A carbon, photographic, or other reproduction of this Agreement shall





Pledge and Security Agreement                                           Page -3-
be sufficient as a financing statement for filing in any jurisdiction.

                 (b) Compliance with Laws. Debtor will comply with all laws applicable to the Collateral or any part thereof.

                 (c) Changes in Locations, Name, etc. Debtor will not (i) change the location of its chief executive office from that specified in
Section 3(a) or (ii) change its name or identity to such an extent that any financing statement filed by Secured Party in connection with this Agreement would become seriously misleading, unless they shall give prior written notice as soon as practicable thereof and prior to effecting any such change take such steps as Secured Party may deem necessary or advisable to continue the perfection and priority of the security interest granted pursuant hereto.

         5. Performance by Secured Party of Debtor's Obligations. If Debtor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Secured Party incurred in connection with such performance or compliance, together with interest thereon at the Maximum Lawful Rate, shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured hereby.

         6. Proceeds. Upon request of Secured Party, and at all times following the occurrence of an Event of Default (a) all Proceeds received by Debtor consisting of cash, checks and other non-cash items shall be held by Debtor in trust for Secured Party, segregated from other funds of Debtor and shall, forthwith upon receipt by Debtor be turned over to Secured Party in the exact form received by Debtor (duly endorsed by Debtor to Secured Party, if required), and (b) any and all such Proceeds received by Secured Party (whether from Debtor or otherwise) may, in the sole discretion of Secured Party, be held by Secured Party as collateral security for, and/or then or at any time thereafter may be applied by Secured Party against, the Obligations (whether matured or unmatured), such application to be in such order as Secured Party shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive the same.

         7. Remedies. If an Event of Default shall occur, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in the other Loan Documents, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, or any other right available to Secured Party hereunder, Secured Party, without demand





Pledge and Security Agreement                                           Page -4-
of performance or other demand, presentment, protest, advertisement, or notice of any kind (except any notice required by law referred to below) to or upon Debtor or any other party (all and each of which demands, offenses, advertisements, and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Debtor, which right or equity is hereby waived and released. Debtor further agrees, at Secured Party's request, to assemble, or cause the assembly of, the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Debtor's premises or elsewhere. Secured Party shall apply the net Proceeds of any such collection, recovery, receipt, appropriation, realization, or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in any manner it sees fit which is permitted by applicable law, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, need
Secured Party account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages, and demands it may acquire against Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

         8. Certain Rights of Parties Applicable to Pledged Shares Before and After the Occurrence of an Event of Default.

                 (a) Exercising Shareholder Rights Prior to an Event of Default. Notwithstanding anything contained in this Agreement or





Pledge and Security Agreement                                           Page -5-
in any other Loan Document to the contrary, unless and until an Event of Default shall occur,

                          (i) Debtor shall be entitled to receive all cash dividends paid to Debtor in respect of or attributable to the Pledged Shares. Notwithstanding the foregoing, Secured Party shall be entitled to receive, whether or not an Event of Default has occurred, (A) any and all other distributions, including, but not limited to, stock dividends or distributions in property made on or with respect to the Pledged Shares and any Proceeds of Pledged Shares, whether resulting from subdivision, combination, or reclassification of the outstanding capital stock of any issuer thereof or a result of any merger, consolidation, acquisition, or other exchange of assets (whether or not permitted by the Loan Documents), or to which any issuer is a party, and (B) all sums paid on any Pledged Shares upon liquidation or dissolution or reduction of capital, repurchase, retirement, or redemption. All such sums, dividends, distributions, proceeds, or other property described in clauses (A) and (B) preceding shall, if received by any entity other than Secured Party, be held in trust for the benefit of Secured Party and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party's instructions) to be held subject to the terms of this Agreement. Any cash proceeds of the Pledged Shares, other than cash dividends which Debtor is then permitted to receive and retain hereunder, which come into the possession of Secured Party shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided elsewhere herein.

                          (ii) Debtor shall have the right to vote and give consents with respect to all of the Pledged Shares and to consent to, ratify, or waive notice of any and all meetings; provided that such right shall in no case be exercised for any purpose contrary to, or in violation of, any of the terms or the provisions of this Agreement or any of the other Loan Documents.

                 (b) Exercising Shareholder Rights After the Occurrence of an Event of Default. Notwithstanding anything contained in this Agreement or in any other Loan Document to the contrary, upon the occurrence and during the continuance of an Event of Default, Secured Party, without the consent of Debtor, may:

                          (i) At any time vote or consent in respect of any of the Pledged Shares and authorize any Pledged Shares to





Pledge and Security Agreement                                           Page -6-
                 be voted and such consents to be given, ratify and waive notice of any and all meetings, and take such other action as shall seem desirable to Secured Party, in its discretion, to protect or further the interests of Secured Party in respect of any of the Pledged Shares as though it were the outright owner thereof, and, Debtor hereby irrevocably constitutes and appoints Secured Party its sole proxy and attorney-in-fact, with full power of substitution to vote and act with respect to any and all Pledged Shares standing in the name of Debtor or with respect to which Debtor is entitled to vote and act. The proxy and power of attorney herein granted are coupled with interests, are irrevocable, and shall continue throughout the term of this Agreement.

                          (ii) In respect of any Pledged Shares, join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to Secured Party in respect of any such Pledged Shares, and deposit any such Pledged Shares under any such plan; make any exchange, substitution, cancellation, or surrender of such Pledged Shares required by any such plan and take such action with respect to any such Pledged Shares as may be required by any such plan or for the accomplishment thereof; and no such disposition, exchange, substitution, cancellation, or surrender shall be deemed to constitute a release of Pledged Shares from the Lien of this Agreement;

                          (iii) Receive all payments of whatever kind made upon or with respect to any Pledged Shares; and

                          (iv) Transfer into its name, or into the name or names of its nominee or nominees, all or any of the Pledged Shares.

                 (c) Provisions Applicable to Unregistered Securities. In connection with any sale of the Pledged Shares pursuant to Section 7 hereof, Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Party to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws, and no sale so made in good faith by Secured Party shall be deemed not to be "commercially reasonable" because so made.

         9. Secured Party's Responsibility With Respect to Collateral. Secured Party shall not have any duty to fix or preserve rights against prior parties to the Collateral, and shall never be liable for failure to use diligence to collect any amount





Pledge and Security Agreement                                           Page -7-
payable with respect to the Collateral, or any part thereof, but shall be liable only to account to Debtor any amount Secured Party may actually collect or receive thereon. Secured Party's sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party, nor any of its directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

         10. Waiver of Certain Rights. To the full extent that it may lawfully so agree, Debtor agrees that it will not at any time plead, claim, or take the benefit of any appraisement, valuation, stay, extension, moratorium, or redemption law nor or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of all or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and Debtor hereby waives the benefit of all such laws to the extent they lawfully may.

         11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         12. Performance at Debtor's Expense. The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Debtor, and no portion of such cost and expense shall be, in any way and to any extent, credited against any installment on or portion of the Obligations.

         13. Survival. Each and all of the Obligations and each and all of Debtor's representations and warranties hereunder shall survive the execution and delivery of this Agreement, and shall continue in full force and effect until the Obligations shall have been paid in full.

         14. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom so as to achieve the original intent of Debtor and Secured Party. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as





Pledge and Security Agreement                                           Page -8-
part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         15. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         16. Cumulative Remedies. Except as provided in the Note, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.

         17. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; except, that Debtor may not assign or otherwise transfer any of their rights under this Agreement.

         18. Limitation on Interest. Regardless of any provision contained in this Agreement or in the other Loan Documents, Secured Party shall never be entitled to receive, collect, or apply, as interest on the loan evidenced thereby, any amount in excess of the Maximum Lawful Rate, and in the event Secured Party ever receives, collects, or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the loan is paid in full, any remaining excess shall promptly be paid to Debtor. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Debtor and Secured Party shall, to the extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Secured Party shall refund to Debtor the amount of such excess and, in such event, Secured Party shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Lawful Rate.

         19. Applicable Law; Jurisdiction. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS AND THE INTERNAL LAWS (BUT NOT THE CONFLICTS OF LAWS





Pledge and Security Agreement                                           Page -9-

RULES) OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT. DEBTOR CONSENT AND AGREE TO THE JURISDICTION OF ANY STATE COURT SITTING IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND TO THE JURISDICTION OF ANY FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF TEXAS, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN SECURED PARTY, ON THE ONE HAND, AND DEBTOR, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

         20. Notices. Any notices, consents, demands, requests, approvals, and other communications to be given under this Agreement by any party to the others shall be deemed to have been duly given if given in writing and personally delivered, sent by courier, sent by telegram or telecopy, or sent by mail, registered or certified, postage prepaid with return receipt requested, at the address specified beside each party's signature at the end of this Agreement. Notices delivered personally or by courier, telegram, or telecopy shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of 10:00 a.m. on the third business day after mailing. Any party may change its address for notice hereunder by giving notice of such change in the manner provided in this Section.

         21. Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. Faxed signatures to this Agreement will be binding and enforceable without the requirement that the manually executed signature page be delivered.

         22. No Waiver. No course of dealing between Secured Party and Debtor, nor any failure to exercise, nor any delay in exercising on the part of Secured Party of any right hereunder or under the Loan Documents shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right.

         23. Amendments and Modifications. This Agreement shall be modified or amended only in a written document, signed by Secured Party and Debtor.

         24. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,





Pledge and Security Agreement                                          Page -10-

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Debtor have caused this Agreement to be duly executed and delivered as of the date first above written.


                                        /s/ J.W. Czewski, D.O.
                                        -------------------------------------
                                        J. W. CZEWSKI, D.O.


                                        DONALD F. ANGLE, M.D., P.A.
                                        a Texas professional association


                                        By:  /s/  Donald F. Angle, M.D.
                                           ---- -----------------------------
                                                 Donald F. Angle, President





Pledge and Security Agreement                                          Page -11-

                              RESCISSION AGREEMENT

         THIS RESCISSION AGREEMENT (this "Agreement") is made and entered into August 21, 1996, to be effective from and after August 21, 1996, by and among NORTHSIDE FAMILY MEDICAL CLINIC PROFESSIONAL ASSOCIATION, a Texas professional association ("Northside"), J. W. CZEWSKI, D.O., an individual resident of Dallas, Texas ("Czewski"), and DONALD F. ANGLE., M.D., P.A., a Texas professional association ("Angle P.A.").

         WHEREAS, Northside has sold to The Company Doctor, a Delaware corporation ("TCD"), certain of its assets (the "Assets"), in consideration of the issuance to Northside of shares of TCD Common Stock, $0.01 par value, to be issued within 15 days after closing and of additional shares of TCD Common Stock, $0.01 par value, to be issued in the future (collectively, the "TCD Shares"); and

         WHEREAS, Czewski has sold to Angle P.A. all the capital stock of Northside (the "Northside Stock"), in consideration of cash and the Note (as defined herein);

         WHEREAS, the Note is secured by the grant of a security interest by Angle P.A. in the Northside Stock pursuant to the Stock Pledge Agreement (as defined herein) and by the grant of a security interest by TCD of the Assets pursuant to the Security Agreement (as defined herein);

         WHEREAS, the Note, the Stock Pledge Agreement, and the Security Agreement permit Czewski, as the holder of the Note and as the secured party, to exercise the kinds of remedies normally available to a secured lender under the Uniform Commercial Code; and

         WHEREAS, the parties desire to permit Czewski, at his option, to rescind the sale transactions and related contracts in lieu of exercising his rights under the Note, the Stock Pledge Agreement, and the Security Agreement, on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, the following terms shall have the following meanings:

                 "Asset Purchase Agreement" means that certain Asset Purchase Agreement between TCD and Northside, with an effective date of August 21, 1996.





Rescission Agreement                                                    Page -1-

                 "Closing Date" has the meaning assigned in the Asset Purchase Agreement.

                 "Collateral" has the meaning assigned in the Security
         Agreement.

                 "Employment Agreements" has the meaning assigned in the Stock Purchase Agreement.

                 "Event of Default" has the meaning assigned in the Loan Documents.

                 "Loan Documents" means the Note, the Stock Pledge Agreement, and/or the Security Agreement.

                 "Note" means that certain Promissory Note executed by Angle P.A. and payable to Czewski in the amount of Two Hundred Thousand Dollars ($200,000), with an effective date of August 21, 1996.

                 "Security Agreement" means that certain Security Agreement between TCD and Czewski, with an effective date of August 21, 1996.

                 "Stock Pledge Agreement" means that certain Pledge and Security Agreement between Angle P.A. and Czewski, with an effective date of August 21, 1996.

                 "Stock Purchase Agreement" means that certain Stock Purchase Agreement between Angle P.A. and Czewski, with an effective date of August 21, 1996.

         2. Rescission Election. Upon an Event of Default under the Loan Documents, Czewski may, at his option, elect not to exercise his remedies as the holder of the Note and as the secured party under the Stock Pledge Agreement and Security Agreement. Such election shall be made by delivering written notice to Angle P.A. and TCD of election to rescind within ____ days after the Event of Default.

         3. Effect of Rescission. Upon notice of election to rescind in accordance with Section 2, the following shall occur at a closing within ten
(10) days after such notice is given:

         a. Czewski shall deliver to Angle P.A. the Note, marked cancelled, and thereafter Angle P.A. and TCD (in its capacity as guarantor) shall have no further liability on the Note;

         b. Angle P.A. shall transfer and deliver to Czewski, free and clear of all liens, claims, and encumbrances, all of the Northside Stock;





Rescission Agreement                                                    Page -2-

         c. TCD shall transfer and deliver to whichever of Czewski or Northside is designated by Czewski all the assets which constitute the Collateral, which are listed on Exhibit B to the Security Agreement, free and clear of all liens, claims, and encumbrances;

         d. The Stock Pledge Agreement and the Security Agreement shall be void and of no further force and effect from and after the date of closing of the transactions contemplated by this Agreement;

         e. Czewski shall be entitled to retain one-twelfth (1/12th) of the TCD Shares for every one month after the Closing Date during which he was employed by Angle P.A. under either one or both of the Employment Agreements. At the closing Czewski shall deliver to TCD certificates representing all the number of TCD Shares which Czewski is not entitled under this Section 3(e) to retain, duly executed for transfer to TCD or accompanied by stock powers duly executed for transfer to TCD;

         f. TCD shall have no obligation with respect to registration of any of the TCD Shares which is retained by Czewski in accordance with Section 3(e); and

         g. The Employment Agreements shall be void and of no further force and effect from and after the date of closing of the transactions contemplated by this Agreement.

         h. Czewski shall be entitled to retain all cash paid to him by Angle P.A. for the Northside Stock and to retain all monies paid to him pursuant to the Note prior to the date of the Event of Default;

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

                                        /s/ J. W. Czewski, D.O.
                                        -------------------------
                                        J. W. CZEWSKI, D.O.

                                        NORTHSIDE FAMILY MEDICAL CLINIC
                                        PROFESSIONAL ASSOCIATION
                                        a Texas professional association

                                        By:  /s/ J.W. Czewski, D.O.
                                           ------------------------
                                             J. W. Czewski, D.O.,
                                             President

                                        DONALD F. ANGLE, M.D., P.A.
                                        a Texas professional association


                                        By:  /s/ Donald F. Angle, M.D.
                                           ---------------------------
                                             Donald F. Angle, President





Rescission Agreement                                                    Page -3-